UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):

October 23, 2012
SPARTECH CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-5911	43-0761773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
120 S. Central Avenue, Suite 1700
Clayton, Missouri 63105
(Address of principal executive offices) (Zip Code)
(314) 721-4242
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SPARTECH CORPORATION
FORM 8-K
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Agreement and Plan of Merger
On October 23, 2012, PolyOne Corporation (“PolyOne”), 2012 RedHawk, Inc., a wholly owned subsidiary of PolyOne (“Merger Sub”), 2012 RedHawk, LLC, a wholly owned subsidiary of PolyOne (“Merger LLC”), and Spartech Corporation (“Spartech”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Spartech will be merged with and into Merger Sub (the “Merger”), with Spartech to be the surviving corporation in the merger (the “Surviving Corporation”) and a wholly owned subsidiary of PolyOne, which is expected to be immediately followed by a merger of the Surviving Corporation with and into Merger LLC (the “Subsequent Merger”), with Merger LLC to be the surviving entity in the Subsequent Merger.
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Spartech common stock will be canceled and converted into the right to receive consideration equal to $2.67 in cash and 0.3167 PolyOne common shares. In the aggregate, PolyOne will issue approximately 9.9 million of its common shares and pay approximately $84,000,000 in cash to Spartech shareholders.
The closing of the Merger is expected to occur during the first quarter of 2013, subject to the satisfaction of customary closing conditions, including, among other things: (1) the adoption and approval of the Merger Agreement and the Merger by Spartech’s stockholders; (2) receipt of required regulatory approvals; (3) the absence of certain legal impediments preventing the consummation of the Merger; (4) the effectiveness of the registration on Form S-4 to be filed by PolyOne relating to the PolyOne common shares to be issued in the Merger; (5) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (6) the approval by the New York Stock Exchange of the listing of PolyOne common shares issuable to Spartech stockholders under the Merger Agreement; and (7) the delivery of opinions from counsel to PolyOne and counsel to Spartech to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.
Each of PolyOne and Spartech has made representations, warranties and covenants in the Merger Agreement. Spartech’s covenants and agreements include, among other things: (1) subject to certain conditions, to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the completion of the Merger; and (2) not to solicit or initiate discussions with third parties regarding alternative transactions and to respond to proposals regarding such alternative transactions only in accordance with the terms of the Merger Agreement. PolyOne’s covenants and agreements include, among other things: (1) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the completion of the Merger, subject to certain conditions; and (2) to prepare and file with the SEC a registration statement on Form S-4 to register the securities issuable to Spartech stockholders under the Merger Agreement.
The foregoing description of the Merger Agreement contained in Item 1.01 of this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding its terms and is qualified in its entirety by the terms and conditions of the Merger Agreement. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, the Merger Agreement is not intended to be a source of factual, business, or operational information about the parties. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed among those parties, including being qualified by confidential disclosures among those parties. Instead of establishing matters as facts, the representations and warranties may have been made to allocate risks contractually among the parties, including where the parties do not have complete knowledge of all facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on representations, warranties, covenants, or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(e)
On October 23, 2012, Spartech adopted and approved, upon the approval and recommendation of the Compensation Committee of Spartech’s Board of Directors, a form of Amended and Restated Severance and Noncompetition Agreement (each an “Agreement”) for its executive officers, including our Chief Executive Officer, Chief Financial Officer and the three other highest paid executive officers (collectively the “Executive Officers”). The Agreements will amend and restate existing agreements with each of the Executive Officers to provide additional severance protection should the officer’s employment be terminated either by Spartech without “Cause” or by the officer for “Good Reason,” including such a termination following a “Change in Control” (“Cause”, “Good Reason” and “Change in Control” are defined terms in the Agreements and are summarized below). Under the Agreements, severance payments are not grossed up for any “golden parachute” tax payable as a result of such payments and, in fact, would be reduced to a level that would not trigger parachute taxes if such reduction provides the officer with a greater net after-tax benefit. Under the Agreements, officers are subject to standard confidentiality provisions both during and at all times after employment, as well as non-compete and non-solicitation provisions during employment and for a period of one year following termination of employment. In addition, any severance payments are conditioned on the officer providing a release of all claims against Spartech, its officers, directors and stockholders, and their affiliates. The Agreements do not affect any other payments or benefits to which an officer may be entitled under other non-severance plans or arrangements. The Agreements will replace in their entirety the prior severance and noncompetition agreements with the Executive Officers.
The Agreements provide that if the officer is terminated by Spartech without Cause or the officer terminates employment for Good Reason, the officer will be entitled to receive severance payments equal to one times (two times for the CEO) the sum of (i) the officer’s annual base salary at the highest rate paid to the officer during the three years prior to termination and (ii) the officer’s average annual incentive bonus amounts paid over the most recent three years. The cash severance will be payable in substantially equal monthly installments for a period of twelve months (twenty-four months for the CEO). The officer also would be entitled to twelve months (twenty-four months for the CEO) continuation of health insurance benefits with Spartech paying the full amount of any premium for such coverage, as well as twelve months of outplacement services.
If a Change in Control occurs and the officer’s employment is terminated by Spartech without Cause or by the officer for Good Reason at any time within twenty-four months after the Change in Control (i.e., a so-called “double trigger”), the officer will be entitled to receive severance payments equal to one-and-a-half times (two times for the CEO) the sum of (i) the officer’s annual base salary at the highest rate paid to the officer during the three years prior to termination and (ii) the officer’s target annual incentive bonus amount in effect immediately prior to the Change in Control. This cash severance will be payable in substantially equal monthly installments over a period of twelve months. The officer also would be entitled to eighteen months (twenty-four months for the CEO) continuation of health insurance benefits with Spartech paying the full amount of any premium for such coverage, as well as twelve months of outplacement services.
“Cause” is defined in the Agreement to include such matters as (i) being charged with commission of a felony (provided that if the charges are dropped or the officer is acquitted following termination, the officer will be entitled to severance); (ii) willful fraud or other dishonesty; (iii) gross misconduct or other conduct materially injurious to Spartech, including the willful or grossly negligent failure to comply with the lawful instructions of the Board of Directors or the officer’s supervisor; (iv) failure to comply with Spartech’s Code of Business Conduct & Ethics, Code of Ethics for Chief Executive Officer and Senior Financial Officers, or Insider Trading Policy; or (v) failure to cooperate with Spartech in any internal, governmental, or regulatory investigation.
“Change in Control” is defined in the Agreement as the consummation of a transaction resulting in a change in the ownership or effective control of Spartech or ownership of a substantial portion of the assets of Spartech within the meaning of Section 409A of the Code.
“Good Reason” is defined in the Agreement to include such matters as (i) one or more reductions of the officer’s base salary in the amount of 10% or more of the officer’s highest previous base salary, excluding certain across-the board reductions prior to a Change in Control, (ii) a change of more than 50 miles, or other material change, in the officer’s required office location, (iii) a material reduction in the officer’s authorities, duties and responsibilities, or in the authorities, duties or responsibilities of the officer’s supervisor, (iv) a material reduction in the budget over which the officer has authority, or (v) one or more actions by Spartech which collectively amount to a material breach of the Agreement or any other agreement between the officer and Spartech and which constitutes a constructive discharge of the officer.

The foregoing description of the Agreements contained in Item 5.02(e) of this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
ITEM 8.01 OTHER EVENTS
On October 24, 2012, PolyOne and Spartech issued a joint press release announcing that it had entered into a definitive merger agreement pursuant to which PolyOne will acquire Spartech through a merger of a subsidiary of PolyOne with and into Spartech. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

 Spartech will post this Form 8-K on its Internet website at www.spartech.com. References to Spartech's website address are included in this Form 8-K and the press release only as inactive textual references and Spartech does not intend them to be active links to its website. Information contained on Spartech's website does not constitute part of this Form 8-K or the press release.

Cautionary Statements Concerning Forward-Looking Statements
Statements in this Form 8-K that are not purely historical, including statements that express Spartech’s belief, anticipation or expectation about future events, are forward-looking statements. “Forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relate to future events and expectations and include statements containing such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ from our forward-looking statements are as follows:

a)
The possibility that Spartech may be unable to obtain shareholder approval or that the companies may be unable to obtain other approvals required for the transaction or satisfy the other conditions to closing;

b)	That problems may arise in the integration of the businesses of the two companies;

c)	The acquisition may involve unexpected costs

d)	Adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products of the types we produce;

e)	Restrictions imposed on us by instruments governing our indebtedness, the possible inability to comply with requirements and covenants of those instruments and inability to access capital markets;

f)	Our ability to compete effectively on product performance, quality, price, availability, product development, and customer service;

g)	Adverse changes in the markets we serve, including the packaging, transportation, building and construction, recreation and leisure, and other markets, some of which tend to be cyclical;

h)
Volatility of prices and availability of supply of energy and raw materials that are critical to the manufacture of our products, particularly plastic resins derived from oil and natural gas, including future impacts of natural disasters;

i)	Our inability to manage or pass through to customers an adequate level of increases in the costs of materials, freight, utilities, or other conversion costs;

j)	Our inability to achieve and sustain the level of cost savings, productivity improvements, gross margin enhancements, growth or other benefits anticipated from our improvement initiatives;

k)	Our inability to collect all or a portion of our receivables with large customers or a number of customers;

l)	Loss of business with a limited number of customers that represent a significant percentage of our revenues;

m)	Significant changes in or termination of major contracts with customers or suppliers;

n)	Possible asset impairments;

o)
Our inability to predict accurately the costs to be incurred, time taken to complete, operating disruptions therefrom, potential loss of business or savings to be achieved in connection with announced production plant consolidations and line moves;

p)	Adverse findings in significant legal or environmental proceedings or our inability to comply with applicable environmental laws and regulations;

q)	Our inability to develop and launch new products successfully;

r)	Possible weaknesses in internal controls; and

We assume no responsibility to update our forward-looking statements.
Additional Information
In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. SPARTECH STOCKHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement/prospectus will be mailed to stockholders of Spartech. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Spartech at its website, www.spartech.com, or 120 S. Central Avenue, Suite 1700, Clayton, MO 63105, Attention: Corporate Secretary, or from PolyOne at its website, www.polyone.com, or 33587 Walker Road, Avon Lake, Ohio 44012, Attention: Corporate Secretary.
Participants in Solicitation
Spartech and PolyOne and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Spartech’s participants is set forth in the proxy statement, dated January 24, 2012, for Spartech’s 2012 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A and Spartech’s current report on Form 8-K, as filed with the SEC on March 16, 2012. Information concerning PolyOne’s participants is set forth in the proxy statement, dated March 23, 2012, for PolyOne’s 2012 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A and PolyOne’s current reports on Form 8-K, as filed with the SEC on May 11, 2012 and September 25, 2012. Additional information regarding the interests of participants of PolyOne and Spartech in the solicitation of proxies in respect of the proposed merger will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts:
For Spartech:
Investor Contact
Randy C. Martin
Executive Vice President and Chief Financial Officer
(314) 721-4242
Media Contact
Christi Emmenegger
Corporate Marketing Communications Manager
(314) 721-4242

For PolyOne:
Investor Contact
Cynthia D. Tomasch
Vice President, Planning & Investor Relations
PolyOne Corporation
+1 440-930-3155
cynthia.tomasch@polyone.com
Media Contact
Kyle G. Rose Director, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 23, 2012, by and among PolyOne Corporation, 2012 RedHawk, Inc., 2012 RedHawk, LLC and Spartech Corporation*

10.1	Form of Amended and Restated Severance and Noncompetition Agreement

99.1	Joint press release announcing definitive merger agreement

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION
Date: October 29, 2012	By:	/s/ Randy C. Martin
Randy C. Martin
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 23, 2012, by and among PolyOne Corporation, 2012 RedHawk, Inc., 2012 RedHawk, LLC and Spartech Corporation*

10.1	Form of Amended and Restated Severance and Noncompetition Agreement

99.1	Joint press release announcing definitive merger agreement

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.